Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement on No. 333-208711 of our report dated September 12, 2016 (except for Note 16, as to which the date is September 27, 2016), relating to the consolidated financial statements of Nutanix, Inc. and its subsidiaries appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

September 27, 2016